Exhibit 99.1

Techpoint Announces Second Installment of Dividend

June 2, 2022

San Jose, CA. — (Business Wire) —

On June 2, 2022, Techpoint, Inc. (“Techpoint”) announced that on June 1, 2022, its board of directors declared the second installment payment of its cash dividend of an aggregate of $0.50 per share for fiscal 2022, of which $0.25 per share was paid to stockholders in February 2022.  The second installment on shares of its common stock (including common stock underlying its Japanese Depositary Shares ("JDS")) will be paid on or around July 18, 2022 to stockholders of record as of June 30, 2022. The timing for receipt of the dividend payments by individual holders of Techpoint’s common stock and JDS will vary due to the payment process for JDS holders. The amount paid to JDS holders will be reduced by any applicable U.S. withholding income tax, and then converted into Japanese Yen. Once the dividend is converted into Japanese Yen, a distribution payment fee and any additional local taxes will be paid from the distribution amount. As a result, the net amount of the second dividend installment that is ultimately received by JDS holders will be less than $0.25 per JDS. Techpoint anticipates that JDS holders will be paid the second installment of the fiscal 2022 dividend on or around August 23, 2022.

The payment will be made in accordance with and subject to the terms of the Trust Agreement dated August 31, 2017 between Techpoint; Mizuho Securities Co., Ltd.; Mitsubishi UFJ Trust and Banking Corporation; and The Master Trust Bank of Japan, Ltd., which agreement governs the rights of JDS holders.

Techpoint’s board of directors previously adopted a dividend policy to link dividend payments to business performance on an ongoing basis.  The amount to be paid in future dividends will be reviewed by the board, with an aggregate dividend target amount for each fiscal year equal to approximately 50% of Techpoint’s annual non-GAAP net income1 for the prior fiscal year.  Techpoint anticipates making payment of future dividends in two separate installments each year. This policy can be modified or terminated at any time at the discretion of Techpoint’s board of directors.

About Techpoint

Techpoint, Inc. (Tokyo Stock Exchange “6697.T”) is a fabless semiconductor company that designs, markets and sells mixed-signal integrated circuits for multiple video applications in the security surveillance and automotive markets. Techpoint’s integrated circuits are enabling the transition from standard definition, or SD, video to high definition, or HD, video in the security surveillance and automotive industries. Techpoint targets specific video applications that receive and process high-definition analog video signals, including surveillance cameras, surveillance digital video recorders, or DVRs, as well as cameras in automobiles. Techpoint designs application specific products that utilize its

[1]	Non-GAAP net income is defined as net income, excluding stock-based compensation expense and related income tax benefit.

HD analog transmission technology and perform advanced digital video processing to facilitate the display, transmission and storage of video content. Techpoint aims to address the growing needs of the next generation high-definition video markets. With design centers in the U.S., as well as offices in Taiwan, Korea and Japan, Techpoint has achieved cutting edge technology in its target markets.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements about the expected dividend payment dates and timing for receipt of dividends, and our plans to pay dividends in the future.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: our future financial performance, including our revenue, cost of sales and operating expenses; the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including global shortages in manufacturing capacities; operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

For more information, contact:

Fumihiro Kozato

Techpoint, Inc.

408-324-0588

www.Techpoint.co.jp